Exhibit 99.1

Media Relations: Brian Beades 212-810-5596	Investor Relations: Tom Wojcik 212-810-8127

BlackRock Reports Quarterly Diluted EPS of $4.21, or $3.88 as adjusted

$4.096 Trillion in assets under management at September 30, 2013, up 12% year-over-year

•	$25.3 billion of long-term net inflows driven by Retail and iShares®

•	7% revenue growth from the third quarter 2012

•	22% growth in BlackRock Solutions® revenues

•	10% operating income growth, or 12% as adjusted, with continued margin expansion

•	Consistent capital management with $250 million of quarterly share repurchases

New York, October 16, 2013 — BlackRock, Inc. (NYSE:BLK) today reported third quarter 2013 diluted EPS of $4.21, up 15% from a year ago. Revenue increased 7% from the third quarter 2012, reflecting growth in markets, long-term net inflows and strength in BlackRock Solutions. Operating income for the third quarter 2013 was $966 million with an operating margin of 39.1%.

As adjusted results(1): Third quarter 2013 diluted EPS of $3.88 and operating income of $978 million both rose 12% compared with the third quarter 2012. Third quarter 2012 included $25 million of closed-end fund launch costs. Diluted EPS included operating income of $3.96 per diluted share and net nonoperating expense of $0.08 per diluted share. Operating margin of 41.2% in the third quarter 2013 rose 50 bps from the third quarter 2012. Compared with the second quarter 2013, operating margin and diluted EPS declined 10 bps and $0.27, respectively, reflecting seasonally lower securities lending fees, partially offset by strength in base fees and BlackRock Solutions revenue. The decline in diluted EPS compared with second quarter 2013 also reflected the $39 million noncash, pre-tax nonoperating gain related to the PennyMac IPO recorded in the second quarter 2013.

“Our solid third quarter 2013 results are continued evidence of the benefits of our broad, diversified investment platform and strong investment performance,” commented Laurence D. Fink, Chairman and CEO of BlackRock. “Long-term net inflows of more than $25 billion reflected positive flows across all major asset classes and geographies, driven by demand for outcome-oriented solutions, unconstrained fixed income and retail alternative strategies. We are seeing the steps we have taken to further enhance performance and invest in our brand drive accelerating growth in retail flows. Our Global Retail business added $8.3 billion of long-term net inflows in the quarter and more than $22 billion thus far in 2013, driving 7% year-to-date annualized organic growth, up from 3% growth for full year 2012. Our iShares ETFs also saw strong net inflows as liquidity-oriented investors turned to iShares once again to increase exposure during the quarter, and as buy-and-hold investors continued to access our Core Series product suite, which has attracted $9 billion of inflows year to date.”

AUM, GAAP and as adjusted results
						Nine Months Ended September 30,
(Amounts in millions, except per share data)	Q3 2013	Q3 2012	Change	Q2 2013	Change	2013	2012	Change
AUM	$4,096,356	$3,673,274	12%	$3,857,007	6%	$4,096,356	$3,673,274	12%
GAAP basis:
Revenue	$2,472	$2,320	7%	$2,482	— %	$7,403	$6,798	9%
Operating income	$966	$875	10%	$849	14%	$2,724	$2,519	8%
Operating margin	39.1%	37.7%	140 bps	34.2%	490 bps	36.8%	37.1%	(30 bps)
Net income(2)	$730	$642	14%	$729	— %	$2,091	$1,768	18%
Diluted EPS	$4.21	$3.65	15%	$4.19	— %	$12.02	$9.87	22%
Weighted average diluted shares	173.4	175.5	(1%)	173.9	— %	174.0	179.0	(3%)
As Adjusted:
Operating income(1)	$978	$876	12%	$982	— %	$2,881	$2,533	14%
Operating margin(1)	41.2%	40.7%	50 bps	41.3%	(10 bps)	40.8%	39.5%	130 bps
Net income(1) (2)	$672	$610	10%	$722	(7%)	$2,031	$1,743	17%
Diluted EPS(1)	$3.88	$3.47	12%	$4.15	(7%)	$11.67	$9.73	20%

(1)	See notes (a) through (f) to the Condensed Consolidated Statements of Income and Supplemental Information on pages 13 through 16 for more information on as adjusted items and the reconciliation to GAAP.
(2)	Net income represents net income attributable to BlackRock, Inc.

“The current investment environment presents a wide range of challenges for our clients. Fundamentals continue to be outweighed by policy decisions and global growth is dictated more by central bankers and elected officials than business leaders. This uncertainty is keeping many investors on the sidelines, at exactly the time they need to be investing to plan for their futures, and in the face of these unknowns, clients are turning to BlackRock to provide solutions.

“Longevity and the ensuing need for sufficient retirement savings remains one of the most important investment challenges facing clients. Corporate pension plans are underfunded and individual investors are not prepared for retirement. We continue to partner with providers of defined contribution plans to provide advice and outcome-oriented solutions such as our LifePath® target-date portfolios, which gathered more than $3 billion of assets this quarter.

“In the current low, volatile rate environment, yield-starved investors are becoming more aware of the risk in their fixed income portfolios and pursuing solutions to shorten duration while continuing to earn income. While the industry continues to see sizable fixed income redemptions, BlackRock once again experienced net inflows, driven by strong performance across the platform and our best-in-class nontraditional fixed income offerings. We have spent the past several quarters advising our clients on the benefits of unconstrained fixed income, and our flagship fund, the Strategic Income Opportunities Fund, gathered more than $1 billion of assets for the third straight quarter.

“While crossing the $4 trillion asset threshold was another milestone in our growth story, it only encourages us to continue pursuing the many opportunities we have to grow in the future, as we deliver the full value of our diverse platform, solutions-oriented investment culture and leading risk management capabilities to our clients regardless of market conditions.”

Third Quarter Business Highlights

The following table presents long-term net inflows, AUM, base fees and business mix by client and product type:

Long-term net inflows, AUM, base fees and business mix, by client type

(Dollar amounts in millions)	Q3 2013 Long-term Net Inflows	September 30, 2013 AUM	Q3 2013 Base Fees(1)	September 30, 2013 AUM % of Total	Q3 2013 Base Fees(1) % of Total
Retail	$8,344	$438,449	$708	12%	34%
iShares	20,249	856,909	721	23%	35%
Institutional:
Active	53	890,070	440	23%	21%
Index	(3,361)	1,612,337	209	42%	10%

Total institutional	(3,308)	2,502,407	649	65%	31%

Total long-term	$25,285	$3,797,765	$2,078	100%	100%

Long-term net inflows, AUM, base fees and business mix, by product type

(Dollar amounts in millions)	Q3 2013 Long-term Net Inflows	September 30, 2013 AUM	Q3 2013 Base Fees(1)	September 30, 2013 AUM % of Total	Q3 2013 Base Fees(1) % of Total
Equity	$11,256	$2,148,712	$1,159	56%	56%
Fixed income	7,491	1,237,559	488	33%	23%
Multi-asset	4,863	308,117	262	8%	13%
Alternatives	1,675	103,377	169	3%	8%

Total long-term	$25,285	$3,797,765	$2,078	100%	100%

(1)	Base fees include investment advisory, administration fees and securities lending revenue.

Long-term net inflows were positive across all regions, with net inflows of $23.1 billion, $1.8 billion and $0.4 billion from clients in the Americas (defined as the United States, Caribbean, Canada, Latin America and Iberia), EMEA and Asia-Pacific, respectively. At September 30, 2013, BlackRock managed 61% of long-term AUM for investors in the Americas and 39% for international clients.

•	Retail global long-term net inflows of $8.3 billion included net inflows of $3.4 billion in the United States and $4.5 billion in EMEA. Long-term net inflows were diversified across all asset classes, led by multi-asset class net inflows of $2.9 billion with particular demand for the flagship Multi-asset Income and Global Allocation funds. Fixed income long-term net inflows of $2.3 billion reflected strong interest in unconstrained fixed income offerings and equity net inflows of $1.2 billion were driven by flows into the European equities suite. Alternative mutual funds generated over $1 billion in net inflows for the second straight quarter, paced by the Global Long/Short Credit fund.

•	iShares long-term net inflows of $20.2 billion included U.S. and European iShares net inflows of $16.4 billion and $5.0 billion, respectively. Renewed appetite for emerging markets and broad market European equity exposure in the latter part of the quarter drove equity net inflows of $21.1 billion, partially offset by fixed income net outflows of $1.5 billion. The Core Series generated $2.0 billion of net inflows, concentrated in U.S. equity.

•	Institutional active long-term net inflows of $0.1 billion reflected strong flows of $4.9 billion and $2.2 billion into fixed income and multi-asset class products, respectively, largely offset by equity and active currency net outflows of $6.1 billion and $0.4 billion, respectively. Multi-asset class flows were driven by continued demand for the LifePath target-date suite, which had net inflows of $3.0 billion.

•	Institutional index long-term net outflows of $3.4 billion were due to equity net outflows of $4.9 billion, primarily from U.S. equities. Equity net outflows were partially offset by fixed income net inflows of $1.8 billion, largely into global bond and short or intermediate duration mandates.

Cash management AUM increased 3%, or $7.5 billion, to $260.1 billion.

Advisory AUM decreased 4% to $38.5 billion due to planned portfolio liquidations.

Investment performance at September 30, 2013 is presented in the following table:

Investment performance

	One-year period	Three-year period	Five-year period
Fixed Income:
Actively managed products above benchmark or peer median
Taxable	75%	76%	81%
Tax-exempt	54%	67%	78%
Passively managed products within or above tolerance	94%	94%	86%

Equity:
Actively managed products above benchmark or peer median
Fundamental	43%	41%	47%
Scientific	77%	85%	87%
Passively managed products within or above tolerance	97%	98%	96%

Third Quarter Financial Highlights

Comparison of the Third Quarter 2013 with the Third Quarter 2012 GAAP Results

Operating income: Operating income was $966 million compared with $875 million in the prior year. Third quarter 2012 included closed-end fund launch costs of $25 million.

Revenue of $2.5 billion increased $152 million from $2.3 billion in the prior year, primarily due to the following:

•	Investment advisory, administration fees and securities lending revenue of $2.2 billion increased $129 million from the prior year due to growth in long-term average AUM. Securities lending fees were $99 million in the current quarter and $129 million in the prior year quarter. The decrease in securities lending fees was driven primarily by lower spreads consistent with industry trends.

•	BlackRock Solutions and advisory revenue totaled $156 million in the current quarter compared with $128 million in the third quarter 2012. The current quarter reflected an $18 million increase in Aladdin® business revenues to $112 million and higher advisory assignments revenue.

Total operating expenses of $1.5 billion increased $61 million from the prior year, primarily due to the following:

•	Employee compensation and benefits increased $38 million, reflecting higher headcount and higher incentive compensation driven by higher operating income.

•	Direct fund expenses increased $23 million, reflecting higher average AUM where BlackRock pays certain nonadvisory expenses of the funds primarily linked to the use of certain index trademarks, reference data for certain indices, custodial services, fund administration and fund accounting.

•	General and administration expenses of $334 million reflected higher marketing and promotional costs than the prior year quarter. The third quarter 2012 included fund launch costs of $22 million (excluding $3 million included in employee compensation and benefits expense).

Nonoperating income (expense): Nonoperating expense, net of noncontrolling interests, in the third quarter 2013 was $17 million, which reflected lower net positive marks compared with the prior year quarter.

Income tax expense: Income tax expense totaled $219 million for the third quarter 2013 and $250 million for the third quarter 2012. The GAAP effective income tax rate was 23.1% compared with 28.1% for the prior year quarter. The GAAP tax rate included a $64 million net noncash benefit for the third quarter 2013 and a $30 million net noncash benefit for the third quarter 2012. The net noncash benefits for both periods primarily related to the revaluation of certain deferred income tax liabilities, including tax legislation enacted in the United Kingdom and domestic state tax law changes. The as adjusted effective income tax rate was 29.9% for the third quarter 2013 and 31.4% for the third quarter 2012.

Comparison of the Third Quarter 2013 with the Second Quarter 2013 GAAP Results

Operating income: Operating income was $966 million compared with $849 million in the prior quarter. In the prior quarter, subsequent to an initial public offering of PennyMac Financial Services, Inc. (the “PennyMac IPO”), the Company made a charitable contribution of approximately six million units of its equity method investment with a fair value of $124 million to a new donor advised fund (the “Charitable Contribution”). In connection with the Charitable Contribution, the Company also recorded a noncash, nonoperating pre-tax gain of $80 million related to the contributed investment. For further information, see the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

Revenue of $2.5 billion decreased $10 million from the prior quarter, primarily due to the following:

•	Investment advisory, administration fees and securities lending revenue of $2.2 billion decreased $24 million from the prior quarter impacted by seasonally lower securities lending fees, product mix and the effect of one additional revenue day in the quarter. Securities lending fees were $99 million and $136 million in the third quarter and second quarter, respectively. Lower seasonal demand drove the decrease in securities lending fees.

•	BlackRock Solutions and advisory revenue totaled $156 million in the current quarter compared with $138 million in the second quarter. The current quarter reflected a $14 million increase in Aladdin business revenues to $112 million and higher advisory assignments revenue.

•	Other revenue of $48 million decreased $12 million, largely reflecting lower earnings from certain investments and lower transition management service fees.

Total operating expenses of $1.5 billion decreased $127 million from the prior quarter, primarily due to the following:

•	General and administration expenses decreased $131 million, primarily due to the $124 million expense related to the Charitable Contribution recorded in the prior quarter. The current quarter also included lower marketing and promotional costs.

Nonoperating income (expense): Nonoperating expense, net of noncontrolling interests, was $17 million compared with $92 million of nonoperating income in the second quarter. The prior quarter included the $80 million gain related to the Charitable Contribution and a $39 million gain related to the PennyMac IPO.

Income tax expense: Income tax expense totaled $219 million for the third quarter 2013 and $212 million for the second quarter 2013. The GAAP effective income tax rate was 23.1% compared with 22.5% for the second quarter. The third quarter 2013 GAAP tax rate includes a $64 million net noncash benefit primarily related to the revaluation of certain deferred income tax liabilities, including tax legislation enacted in the United Kingdom and domestic state tax law changes. The prior quarter included an approximately $57 million tax benefit recognized in connection with the Charitable Contribution and a tax benefit of approximately $29 million, primarily due to the realization of loss carryforwards.

Teleconference, Webcast and Presentation Information

Chairman and Chief Executive Officer, Laurence D. Fink, and Chief Financial Officer, Gary Shedlin, will host a teleconference call for investors and analysts on Wednesday, October 16, 2013, at 8:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-8281, shortly before 8:30 a.m. and reference the BlackRock Conference Call (ID Number 73242488). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

Both the teleconference and webcast will be available for replay by 12:30 p.m. (Eastern Time) on Wednesday, October 16, 2013 and ending at midnight on Thursday, October 31, 2013. To access the replay of the teleconference, callers from the United States should dial (800) 585-8367 and callers from outside the United States should dial (404) 537-3406 and enter the Conference ID Number 73242488. To access the webcast, please visit the investor relations section of www.blackrock.com.

About BlackRock

BlackRock is a leader in investment management, risk management and advisory services for institutional and retail clients worldwide. At September 30, 2013, BlackRock’s AUM was $4.096 trillion. BlackRock helps clients meet their goals and overcome challenges with a range of products that include separate accounts, mutual funds, iShares® (exchange-traded funds), and other pooled investment vehicles. BlackRock also offers risk management, advisory and enterprise investment system services to a broad base of institutional investors through BlackRock Solutions®. Headquartered in New York City, as of September 30, 2013, the firm had approximately 11,200 employees in 30 countries and a major presence in key global markets, including North and South America, Europe, Asia, Australia and the Middle East and Africa. For additional information, please visit the Company’s website at www.blackrock.com.

Condensed Consolidated Statements of Income and Supplemental Information

(Dollar amounts in millions, except per share data), (unaudited)

				Three Months
	Three Months Ended			Ended
	September 30,			June 30,
	2013	2012	Change	2013	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$2,153	$2,024	$129	$2,177	($24)
Investment advisory performance fees	96	103	(7)	89	7
BlackRock Solutions and advisory	156	128	28	138	18
Distribution fees	19	19	—	18	1
Other revenue	48	46	2	60	(12)

Total revenue	2,472	2,320	152	2,482	(10)

Expenses
Employee compensation and benefits	866	828	38	864	2
Distribution and servicing costs	85	94	(9)	90	(5)
Amortization of deferred sales commissions	14	13	1	12	2
Direct fund expenses	167	144	23	162	5
General and administration	334	327	7	465	(131)
Amortization of intangible assets	40	39	1	40	—

Total expenses	1,506	1,445	61	1,633	(127)

Operating income	966	875	91	849	117
Nonoperating income (expense)
Net gain (loss) on investments	32	75	(43)	141	(109)
Net gain (loss) on consolidated variable interest entities	(6)	2	(8)	(23)	17
Interest and dividend income	8	10	(2)	4	4
Interest expense	(52)	(57)	5	(53)	1

Total nonoperating income (expense)	(18)	30	(48)	69	(87)

Income before income taxes	948	905	43	918	30
Income tax expense	219	250	(31)	212	7

Net income	729	655	74	706	23
Less:
Net income (loss) attributable to noncontrolling interests	(1)	13	(14)	(23)	22

Net income attributable to BlackRock, Inc.	$730	$642	$88	$729	$1

Weighted-average common shares outstanding (f)
Basic	169,811,633	172,359,141	(2,547,508)	170,648,731	(837,098)
Diluted	173,371,508	175,450,532	(2,079,024)	173,873,583	(502,075)
Earnings per share attributable to BlackRock, Inc. common stockholders (e) (f)
Basic	$4.30	$3.72	$0.58	$4.27	$0.03
Diluted	$4.21	$3.65	$0.56	$4.19	$0.02
Cash dividends declared and paid per share	$1.68	$1.50	$0.18	$1.68	$0.00
Supplemental information:
AUM (end of period)	$4,096,356	$3,673,274	$423,082	$3,857,007	$239,349
Shares outstanding (end of period)	169,412,929	172,037,373	(2,624,444)	170,285,093	(872,164)
GAAP:
Operating margin	39.1%	37.7%	140 bps	34.2%	490 bps
Effective tax rate	23.1%	28.1%	(500) bps	22.5%	60 bps
As adjusted:
Operating income (a)	$978	$876	$102	$982	($4)
Operating margin (a)	41.2%	40.7%	50 bps	41.3%	(10) bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (b)	($21)	$13	($34)	$12	($33)
Net income attributable to BlackRock, Inc. (c) (d)	$672	$610	$62	$722	($50)
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (c) (d) (e) (f)	$3.88	$3.47	$0.41	$4.15	($0.27)
Effective tax rate	29.9%	31.4%	(150) bps	27.3%	260 bps

See notes (a) through (f) on pages 13-16 for more information on as adjusted items and the reconciliation to GAAP.

Condensed Consolidated Statements of Income and Supplemental Information

(Dollar amounts in millions, except per share data), (unaudited)

	Nine Months Ended
	September 30,
	2013	2012	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$6,459	$5,991	$468
Investment advisory performance fees	293	224	69
BlackRock Solutions and advisory	420	382	38
Distribution fees	54	58	(4)
Other revenue	177	143	34

Total revenue	7,403	6,798	605

Expenses
Employee compensation and benefits	2,635	2,439	196
Distribution and servicing costs	266	282	(16)
Amortization of deferred sales commissions	38	43	(5)
Direct fund expenses	490	440	50
General and administration	1,130	958	172
Amortization of intangible assets	120	117	3

Total expenses	4,679	4,279	400

Operating income	2,724	2,519	205
Nonoperating income (expense)
Net gain (loss) on investments	235	143	92
Net gain (loss) on consolidated variable interest entities	(2)	1	(3)
Interest and dividend income	18	27	(9)
Interest expense	(159)	(158)	(1)

Total nonoperating income (expense)	92	13	79

Income before income taxes	2,816	2,532	284
Income tax expense	715	742	(27)

Net income	2,101	1,790	311
Less:
Net income (loss) attributable to noncontrolling interests	10	22	(12)

Net income attributable to BlackRock, Inc.	$2,091	$1,768	$323

Weighted-average common shares outstanding (f)
Basic	170,581,930	176,116,975	(5,535,045)
Diluted	174,012,876	178,956,699	(4,943,823)
Earnings per share attributable to BlackRock, Inc. common stockholders (e) (f)
Basic	$12.26	$10.02	$2.24
Diluted	$12.02	$9.87	$2.15
Cash dividends declared and paid per share	$5.04	$4.50	$0.54
Supplemental information:
AUM (end of period)	$4,096,356	$3,673,274	$423,082
Shares outstanding (end of period)	169,412,929	172,037,373	(2,624,444)
GAAP:
Operating margin	36.8%	37.1%	(30) bps
Effective tax rate	25.5%	29.6%	(410) bps
As adjusted:
Operating income (a)	$2,881	$2,533	$348
Operating margin (a)	40.8%	39.5%	130 bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (b)	($6)	($15)	$9
Net income attributable to BlackRock, Inc. (c) (d)	$2,031	$1,743	$288
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (c) (d) (e) (f)	$11.67	$9.73	$1.94
Effective tax rate	29.4%	30.8%	(140) bps

See notes (a) through (f) on pages 13-16 for more information on as adjusted items and the reconciliation to GAAP.

Assets Under Management

(Dollar amounts in millions), (unaudited)

Current Quarter Component Changes by Client Type and Product

		Net		Market
	June 30,	subscriptions		appreciation	Foreign	September 30,	Q3 2013
	2013	(redemptions) (1)	Acquisition (2)	(depreciation)	exchange (3)	2013	Average AUM (4)
Retail:
Equity	$161,441	$1,166	$—	$10,261	$1,864	$174,732	$168,628
Fixed income	141,541	2,256	—	(970)	359	143,186	141,771
Multi-asset	99,105	2,899	—	3,742	271	106,017	102,546
Alternatives	12,292	2,023	—	(2)	201	14,514	13,468

Retail subtotal	414,379	8,344	—	13,031	2,695	438,449	426,413
iShares:
Equity	577,268	21,069	13,021	38,444	3,726	653,528	616,293
Fixed income	180,943	(1,452)	1,294	222	1,834	182,841	181,809
Multi-asset	1,107	33	—	35	4	1,179	1,145
Alternatives	15,079	599	1,645	1,975	63	19,361	18,328

iShares subtotal	774,397	20,249	15,960	40,676	5,627	856,909	817,575
Institutional:
Active:
Equity	126,425	(6,098)	—	7,585	2,952	130,864	127,270
Fixed income	490,490	4,922	—	2,393	5,438	503,243	495,136
Multi-asset	180,310	2,232	—	5,012	4,435	191,989	186,058
Alternatives	64,006	(1,003)	—	347	624	63,974	63,802

Active subtotal	861,231	53	—	15,337	13,449	890,070	872,266
Index:
Equity	1,107,981	(4,881)	—	71,638	14,850	1,189,588	1,150,966
Fixed income	392,385	1,765	—	913	13,226	408,289	395,663
Multi-asset	8,783	(301)	—	175	275	8,932	8,767
Alternatives	5,299	56	—	(4)	177	5,528	5,439

Index subtotal	1,514,448	(3,361)	—	72,722	28,528	1,612,337	1,560,835

Institutional subtotal	2,375,679	(3,308)	—	88,059	41,977	2,502,407	2,433,101

Long-term	3,564,455	25,285	15,960	141,766	50,299	3,797,765	$3,677,089

Cash management	252,562	4,469	—	104	2,942	260,077
Advisory (5)	39,990	(2,033)	—	(195)	752	38,514

Total	$3,857,007	$27,721	$15,960	$141,675	$53,993	$4,096,356

Current Quarter Component Changes by Product
		Net		Market
	June 30,	subscriptions		appreciation	Foreign	September 30,	Q3 2013
	2013	(redemptions) (1)	Acquisition (2)	(depreciation)	exchange (3)	2013	Average AUM (4)
Equity:
Active	$280,332	$(5,062)	$—	$17,409	$4,805	$297,484	$288,072
iShares	577,268	21,069	13,021	38,444	3,726	653,528	616,293
Fixed income:
Active	631,808	7,167	—	1,423	5,795	646,193	636,674
iShares	180,943	(1,452)	1,294	222	1,834	182,841	181,809
Multi-asset	289,305	4,863	—	8,964	4,985	308,117	298,516
Alternatives:
Core	70,227	1,388	—	390	753	72,758	71,469
Currency and commodities (6)	26,449	287	1,645	1,926	312	30,619	29,568

Subtotal	2,056,332	28,260	15,960	68,778	22,210	2,191,540	2,122,401
Non-ETF Index:
Equity	1,115,515	(4,751)	—	72,075	14,861	1,197,700	1,158,792
Fixed income	392,608	1,776	—	913	13,228	408,525	395,896

Subtotal Non-ETF Index	1,508,123	(2,975)	—	72,988	28,089	1,606,225	1,554,688

Long-term	$3,564,455	$25,285	$15,960	$141,766	$50,299	$3,797,765	$3,677,089

(1)	Amounts include distributions representing return of capital and return on investment to investors.
(2)	Amounts represent $16.0 billion of AUM acquired in the Credit Suisse ETF acquisition in July 2013.
(3)	Foreign exchange reflects the impact of converting non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(4)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(5)	Advisory AUM represents long-term portfolio liquidation assignments.
(6)	Amounts include commodity iShares.

NOTE: Certain prior period information has been reclassified to conform to current period presentation.

Assets Under Management

(Dollar amounts in millions), (unaudited)

Year-to-Date Component Changes by Client Type and Product

		Net		Market
	December 31,	subscriptions		appreciation	Foreign	September 30,	Year-to-Date
	2012	(redemptions) (1)	Acquisition (2)	(depreciation)	exchange (3)	2013	Average AUM (4)
Retail:
Equity	$164,748	$(1,198)	$—	$11,221	$(39)	$174,732	$168,625
Fixed income	138,425	10,327	—	(5,640)	74	143,186	142,663
Multi-asset	90,626	8,278	—	7,253	(140)	106,017	98,712
Alternatives	9,685	4,806	—	(18)	41	14,514	11,661

Retail subtotal	403,484	22,213	—	12,816	(64)	438,449	421,661
iShares:
Equity	534,648	50,004	13,021	55,395	460	653,528	594,630
Fixed income	192,852	(3,917)	1,294	(7,661)	273	182,841	187,851
Multi-asset	869	261	—	53	(4)	1,179	1,070
Alternatives	24,337	(1,466)	1,645	(5,174)	19	19,361	20,849

iShares subtotal	752,706	44,882	15,960	42,613	748	856,909	804,400
Institutional:
Active:
Equity	129,024	(14,680)	—	18,255	(1,735)	130,864	129,383
Fixed income	518,102	(4,121)	—	(7,915)	(2,823)	503,243	504,288
Multi-asset	166,708	16,840	—	7,575	866	191,989	179,406
Alternatives	70,861	(6,968)	—	1,014	(933)	63,974	66,499

Active subtotal	884,695	(8,929)	—	18,929	(4,625)	890,070	879,576
Index:
Equity	1,017,081	10,455	—	170,209	(8,157)	1,189,588	1,114,944
Fixed income	409,943	7,722	—	(5,126)	(4,250)	408,289	403,573
Multi-asset	9,545	(436)	—	283	(460)	8,932	9,241
Alternatives	4,912	731	—	(132)	17	5,528	5,409

Index subtotal	1,441,481	18,472	—	165,234	(12,850)	1,612,337	1,533,167

Institutional subtotal	2,326,176	9,543	—	184,163	(17,475)	2,502,407	2,412,743

Long-term	3,482,366	76,638	15,960	239,592	(16,791)	3,797,765	$3,638,804

Cash management	263,743	(4,195)	—	236	293	260,077
Advisory (5)	45,479	(6,036)	—	(370)	(559)	38,514

Total	$3,791,588	$66,407	$15,960	$239,458	$(17,057)	$4,096,356

Year-to-Date Component Changes by Product
		Net		Market
	December 31,	subscriptions		appreciation	Foreign	September 30,	Year-to-Date
	2012	(redemptions) (1)	Acquisition (2)	(depreciation)	exchange (3)	2013	Average AUM (4)
Equity:
Active	$287,215	$(16,269)	$—	$28,279	$(1,741)	$297,484	$290,432
iShares	534,648	50,004	13,021	55,395	460	653,528	594,630
Fixed income:
Active	656,331	6,154	—	(13,549)	(2,743)	646,193	646,725
iShares	192,852	(3,917)	1,294	(7,661)	273	182,841	187,851
Multi-asset	267,748	24,943	—	15,164	262	308,117	288,429
Alternatives:
Core	68,367	3,305	—	1,243	(157)	72,758	70,385
Currency and commodities (6)	41,428	(6,202)	1,645	(5,553)	(699)	30,619	34,033

Subtotal	2,048,589	58,018	15,960	73,318	(4,345)	2,191,540	2,112,485
Non-ETF Index:
Equity	1,023,638	10,846	—	171,406	(8,190)	1,197,700	1,122,520
Fixed income	410,139	7,774	—	(5,132)	(4,256)	408,525	403,799

Subtotal Non-ETF Index	1,433,777	18,620	—	166,274	(12,446)	1,606,225	1,526,319

Long-term	$3,482,366	$76,638	$15,960	$239,592	$(16,791)	$3,797,765	$3,638,804

(1)	Amounts include distributions representing return of capital and return on investment to investors.
(2)	Amounts represent $16.0 billion of AUM acquired in the Credit Suisse ETF acquisition in July 2013.
(3)	Foreign exchange reflects the impact of converting non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(4)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing ten months.
(5)	Advisory AUM represents long-term portfolio liquidation assignments.
(6)	Amounts include commodity iShares.

NOTE: Certain prior period information has been reclassified to conform to current period presentation.

Assets Under Management

(Dollar amounts in millions), (unaudited)

Year-over-Year Component Changes by Client Type and Product

		Net		Market
	September 30,	subscriptions		appreciation	Foreign	September 30,	Thirteen Month
	2012	(redemptions) (1)	Acquisition (2)	(depreciation)	exchange (3)	2013	Average AUM (4)
Retail:
Equity	$164,759	$(1,565)	$—	$11,291	$247	$174,732	$167,598
Fixed income	133,737	14,629	—	(5,318)	138	143,186	141,100
Multi-asset	90,034	8,177	—	7,936	(130)	106,017	96,620
Alternatives	9,424	5,081	—	(55)	64	14,514	11,124

Retail subtotal	397,954	26,322	—	13,854	319	438,449	416,442
iShares:
Equity	491,534	80,079	13,021	67,727	1,167	653,528	572,164
Fixed income	187,771	544	1,294	(7,510)	742	182,841	188,580
Multi-asset	817	310	—	58	(6)	1,179	1,015
Alternatives	25,643	(337)	1,645	(7,618)	28	19,361	21,910

iShares subtotal	705,765	80,596	15,960	52,657	1,931	856,909	783,669
Institutional:
Active:
Equity	130,013	(19,133)	—	22,403	(2,419)	130,864	129,081
Fixed income	519,260	(8,815)	—	(2,643)	(4,559)	503,243	508,399
Multi-asset	158,190	20,055	—	11,754	1,990	191,989	174,724
Alternatives	73,263	(9,091)	—	1,458	(1,656)	63,974	67,878

Active subtotal	880,726	(16,984)	—	32,972	(6,644)	890,070	880,082
Index:
Equity	987,224	16,392	—	198,328	(12,356)	1,189,588	1,085,325
Fixed income	393,043	16,053	—	3,702	(4,509)	408,289	402,766
Multi-asset	8,566	487	—	706	(827)	8,932	9,256
Alternatives	5,095	755	—	(351)	29	5,528	5,321

Index subtotal	1,393,928	33,687	—	202,385	(17,663)	1,612,337	1,502,668

Institutional subtotal	2,274,654	16,703	—	235,357	(24,307)	2,502,407	2,382,750

Long-term	3,378,373	123,621	15,960	301,868	(22,057)	3,797,765	$3,582,861

Cash management	248,331	10,221	—	519	1,006	260,077
Advisory (5)	46,570	(6,681)	—	(618)	(757)	38,514

Total	$3,673,274	$127,161	$15,960	$301,769	$(21,808)	$4,096,356

Year-over-Year Component Changes by Product
		Net		Market
	September 30,	subscriptions		appreciation	Foreign	September 30,	Thirteen Month
	2012	(redemptions) (1)	Acquisition (2)	(depreciation)	exchange (3)	2013	Average AUM (4)
Equity:
Active	$288,799	$(21,712)	$—	$32,533	$(2,136)	$297,484	$289,403
iShares	491,534	80,079	13,021	67,727	1,167	653,528	572,164
Fixed income:
Active	652,780	5,780	—	(7,952)	(4,415)	646,193	649,276
iShares	187,771	544	1,294	(7,510)	742	182,841	188,580
Multi-asset	257,607	29,029	—	20,454	1,027	308,117	281,615
Alternatives:
Core	68,931	2,335	—	1,714	(222)	72,758	70,002
Currency and commodities (6)	44,494	(5,927)	1,645	(8,280)	(1,313)	30,619	36,231

Subtotal	1,991,916	90,128	15,960	98,686	(5,150)	2,191,540	2,087,271
Non-ETF Index:
Equity	993,197	17,406	—	199,489	(12,392)	1,197,700	1,092,601
Fixed income	393,260	16,087	—	3,693	(4,515)	408,525	402,989

Subtotal Non-ETF Index	1,386,457	33,493	—	203,182	(16,907)	1,606,225	1,495,590

Long-term	$3,378,373	$123,621	$15,960	$301,868	$(22,057)	$3,797,765	$3,582,861

(1)	Amounts include distributions representing return of capital and return on investment to investors.
(2)	Amounts represent $16.0 billion of AUM acquired in the Credit Suisse ETF acquisition in July 2013.
(3)	Foreign exchange reflects the impact of converting non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(4)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(5)	Advisory AUM represents long-term portfolio liquidation assignments.
(6)	Amounts include commodity iShares.

NOTE: Certain prior period information has been reclassified to conform to current period presentation.

Summary of Revenues

(Dollar amounts in millions), (unaudited)

				Three Months
	Three Months Ended			Ended		Nine Months Ended
	September 30,			June 30,		September 30,
	2013	2012	$ Change	2013	$ Change	2013	2012	$ Change
Investment advisory, administration fees and securities lending revenue:
Equity:
Active	$425	$431	($6)	$432	($7)	$1,290	$1,313	($23)
iShares	589	486	103	584	5	1,744	1,426	318
Fixed income:
Active	314	301	13	322	(8)	948	865	83
iShares	113	116	(3)	120	(7)	349	321	28
Multi-asset	262	239	23	253	9	763	718	45
Alternatives:
Core	142	130	12	136	6	414	395	19
Currency and commodities	27	31	(4)	25	2	82	97	(15)

Subtotal	1,872	1,734	138	1,872	—	5,590	5,135	455
Non-ETF Index:
Equity	145	139	6	161	(16)	446	418	28
Fixed income	61	61	—	61	—	179	171	8

Subtotal Non-ETF Index	206	200	6	222	(16)	625	589	36

Long-term	2,078	1,934	144	2,094	(16)	6,215	5,724	491
Cash management	75	90	(15)	83	(8)	244	267	(23)

Total base fees	2,153	2,024	129	2,177	(24)	6,459	5,991	468
Investment advisory performance fees:
Equity	11	17	(6)	17	(6)	45	39	6
Fixed income	2	13	(11)	9	(7)	12	29	(17)
Multi-asset	4	2	2	3	1	14	6	8
Alternatives	79	71	8	60	19	222	150	72

Total	96	103	(7)	89	7	293	224	69
BlackRock Solutions and advisory	156	128	28	138	18	420	382	38
Distribution fees	19	19	—	18	1	54	58	(4)
Other revenue	48	46	2	60	(12)	177	143	34

Total revenue	$2,472	$2,320	$152	$2,482	($10)	$7,403	$6,798	$605

NOTE: Certain prior period information has been reclassified to conform to current period presentation.

Summary of Nonoperating Income (Expense)

(Dollar amounts in millions), (unaudited)

				Three Months
	Three Months Ended			Ended		Nine Months Ended
	September 30,			June 30,		September 30,
	2013	2012	$ Change	2013	$ Change	2013	2012	$ Change
Nonoperating income (expense), GAAP basis	($18)	$30	($48)	$69	($87)	$92	$13	$79
Less: Net income (loss) attributable to NCI	(1)	13	(14)	(23)	22	10	22	(12)

Nonoperating income (expense)(1)	($17)	$17	($34)	$92	($109)	$82	($9)	$91

	Estimated
	economic				Three Months
	investments at	Three Months Ended			Ended		Nine Months Ended
	September 30,	September 30,			June 30,		September 30,
	2013(2)	2013	2012	$ Change	2013	$ Change	2013	2012	$ Change
Net gain (loss) on investments(1)
Private equity	20-25%	$12	$20	($8)	$4	$8	$35	$37	($2)
Real estate	5-10%	7	5	2	7	—	17	9	8
Distressed credit/mortgage funds	10-15%	5	26	(21)	4	1	28	54	(26)
Hedge funds/funds of hedge funds	10-15%	(3)	7	(10)	5	(8)	5	17	(12)
Other investments(3)	40-45%	2	2	—	2	—	11	(1)	12

Subtotal		23	60	(37)	22	1	96	116	(20)
Gain related to PennyMac IPO		—	—	—	39	(39)	39	—	39
Gain related to the Charitable Contribution		—	—	—	80	(80)	80	—	80
Investments related to deferred compensation plans		4	4	—	—	4	8	6	2

Total net gain (loss) on investments(1)		27	64	(37)	141	(114)	223	122	101
Interest and dividend income		8	10	(2)	4	4	18	27	(9)
Interest expense		(52)	(57)	5	(53)	1	(159)	(158)	(1)

Net interest expense		(44)	(47)	3	(49)	5	(141)	(131)	(10)

Total nonoperating income (expense)(1)		(17)	17	(34)	92	(109)	82	(9)	91
Gain related to the Charitable Contribution		—	—	—	(80)	80	(80)	—	(80)
Compensation expense related to (appreciation) depreciation on deferred compensation plans		(4)	(4)	—	—	(4)	(8)	(6)	(2)

Nonoperating income (expense), as adjusted(1)		($21)	$13	($34)	$12	($33)	($6)	($15)	$9

(1)	Net of net income (loss) attributable to noncontrolling interests (“NCI”).
(2)	Percentages represent estimated percentages of BlackRock’s corporate economic investment portfolio at September 30, 2013. Economic investment amounts at June 30, 2013 for private equity, real estate, distressed credit/mortgage funds, hedge funds/funds of hedge funds and other investments were $304 million, $123 million, $194 million, $170 million and $493 million, respectively. See the 2013 second quarter Form 10-Q for more information.
(3)	Amounts include net gains (losses) related to equity, fixed income and commodity investments, and BlackRock’s seed capital hedging program.

Economic Tangible Assets

(Dollar amounts in billions), (unaudited)

The Company presents economic tangible assets as additional information to enable investors to eliminate gross presentation of certain assets that have equal and offsetting liabilities or non-controlling interests that ultimately do not have an impact on stockholders’ equity (excluding appropriated retained earnings related to consolidated collateralized loan obligations) or cash flows. In addition, goodwill and intangible assets are excluded from economic tangible assets.

	September 30,	December 31,
	2013 (Est.)	2012
Total balance sheet assets	$213	$200
Separate account assets and separate account collateral held under securities lending agreements	(169)	(158)
Consolidated VIEs/sponsored investment funds	(2)	(2)
Goodwill and intangible assets, net	(30)	(30)

Economic tangible assets	$12	$10

Economic tangible assets include cash, receivables, seed and co-investments, regulatory investments and other assets.

Notes to Condensed Consolidated Statements of Income and Supplemental Information (unaudited)

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP basis financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and, for the reasons described below, considers them to be effective indicators, for both management and investors, of BlackRock’s financial performance over time. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Computations for all periods are derived from the condensed consolidated statements of income as follows:

(a) Operating income, as adjusted, and operating margin, as adjusted:

Operating income, as adjusted, equals operating income, GAAP basis, excluding certain items management deems nonrecurring or transactions that ultimately will not impact BlackRock’s book value, as indicated in the table below. Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time and, therefore, provide useful disclosure to investors.

Operating income, as adjusted and operating margin, as adjusted

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(Dollar amounts in millions)	2013	2012	2013	2013	2012
Operating income, GAAP basis	$966	$875	$849	$2,724	$2,519
Non-GAAP expense adjustments:
PNC LTIP funding obligation	8	5	9	25	16
Charitable Contribution	—	—	124	124	—
U.K. lease exit costs	—	(8)	—	—	(8)
Compensation expense related to appreciation (depreciation) on deferred compensation plans	4	4	—	8	6

Operating income, as adjusted	978	876	982	2,881	2,533
Closed-end fund launch costs	—	22	—	16	22
Closed-end fund launch commissions	—	3	—	2	3

Operating income used for operating margin measurement	$978	$901	$982	$2,899	$2,558

Revenue, GAAP basis	$2,472	$2,320	$2,482	$7,403	$6,798
Non-GAAP adjustments:
Distribution and servicing costs	(85)	(94)	(90)	(266)	(282)
Amortization of deferred sales commissions	(14)	(13)	(12)	(38)	(43)

Revenue used for operating margin measurement	$2,373	$2,213	$2,380	$7,099	$6,473

Operating margin, GAAP basis	39.1%	37.7%	34.2%	36.8%	37.1%

Operating margin, as adjusted	41.2%	40.7%	41.3%	40.8%	39.5%

Notes to Condensed Consolidated Statements of Income and Supplemental Information (unaudited)

(a) (continued)

•	Operating income, as adjusted, includes non-GAAP expense adjustments. In third quarter 2012, non-GAAP adjustments included U.K. lease exit costs incurred in third quarter 2012 that represent an adjustment related to the costs initially recorded in third quarter 2011 related to costs to exit two locations in London. During the second quarter 2013 and nine months ended September 30, 2013, the $124 million expense related to the Charitable Contribution has been excluded from operating income, as adjusted, due to its nonrecurring nature and because the noncash, nonoperating pre-tax gain of $80 million related to the contributed PennyMac investment is reported in nonoperating income (expense). The portion of compensation expense associated with certain long-term incentive plans (“LTIP”) funded, or to be funded, through share distributions to participants of BlackRock stock held by PNC has been excluded because it ultimately does not impact BlackRock’s book value. Compensation expense associated with appreciation (depreciation) on investments related to certain BlackRock deferred compensation plans has been excluded as returns on investments set aside for these plans, which substantially offset this expense, are reported in nonoperating income (expense).

Management believes operating income exclusive of these items is a useful measure in evaluating BlackRock’s operating performance and helps enhance the comparability of this information for the reporting periods presented.

•	Operating margin, as adjusted, allows BlackRock to compare performance from period to period by adjusting for items that may not recur, recur infrequently or may have an economic offset in nonoperating income (expense). BlackRock also uses operating margin, as adjusted, to monitor corporate performance and efficiency and as a benchmark to compare its performance with other companies. Management uses both GAAP and non-GAAP financial measures in evaluating BlackRock’s financial performance. The non-GAAP measure by itself may pose limitations because it does not include all of BlackRock’s revenues and expenses.

Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of closed-end fund launch costs and related commissions. Management believes the exclusion of such costs and related commissions is useful because these costs can fluctuate considerably and revenues associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.

Revenue used for operating margin, as adjusted, excludes distribution and servicing costs paid to related parties and other third parties. Management believes the exclusion of such costs is useful because it creates consistency in the treatment for certain contracts for similar services, which due to the terms of the contracts, are accounted for under GAAP on a net basis within investment advisory, administration fees and securities lending revenue. Amortization of deferred sales commissions is excluded from revenue used for operating margin measurement, as adjusted, because such costs, over time, substantially offset distribution fee revenue the Company earns. For each of these items, BlackRock excludes from revenue used for operating margin, as adjusted, the costs related to each of these items as a proxy for such offsetting revenues.

Notes to Condensed Consolidated Statements of Income and Supplemental Information (unaudited)

(b) Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests, as adjusted, is presented below. The compensation expense offset is recorded in operating income. This compensation expense has been included in nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, to offset returns on investments set aside for these plans, which are reported in nonoperating income (expense), GAAP basis.

Management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, provides comparability of information among reporting periods and is an effective measure for reviewing BlackRock’s nonoperating contribution to results. As compensation expense associated with (appreciation) depreciation on investments related to certain deferred compensation plans, which is included in operating income, substantially offsets the gain (loss) on the investments set aside for these plans, management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, provides a useful measure, for both management and investors, of BlackRock’s nonoperating results that impact book value. During the second quarter and nine months ended September 30, 2013, the noncash, nonoperating pre-tax gain of $80 million related to the contributed PennyMac investment has been excluded from nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted due to its nonrecurring nature and because the more than offsetting associated Charitable Contribution expense of $124 million is reported in operating income.

Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2013	2012	2013	2013	2012
(Dollar amounts in millions)
Nonoperating income (expense), GAAP basis	($18)	$30	$69	$92	$13
Less: Net income (loss) attributable to NCI	(1)	13	(23)	10	22

Nonoperating income (expense), net of NCI	(17)	17	92	82	(9)
Gain related to Charitable Contribution	—	—	(80)	(80)	—
Compensation expense related to (appreciation) depreciation on deferred compensation plans	(4)	(4)	—	(8)	(6)

Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted	($21)	$13	$12	($6)	($15)

(c) Net income attributable to BlackRock, Inc., as adjusted: Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant nonrecurring items, charges that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

See note (a) Operating income, as adjusted, and operating margin, as adjusted, for information on the PNC LTIP funding obligation, Charitable Contribution and the U.K. lease exit costs.

Notes to Condensed Consolidated Statements of Income and Supplemental Information (unaudited)

The quarter ended June 30, 2013 and nine months ended September 30, 2013 included a tax benefit of approximately $57 million recognized in connection with the Charitable Contribution. The tax benefit has been excluded from net income attributable to BlackRock, Inc., as adjusted due to the nonrecurring nature of the Charitable Contribution. The three and nine months ended September 30, 2013 and 2012 reflected adjustments related to the revaluation of certain deferred income tax liabilities, including tax legislation enacted in the United Kingdom and domestic state tax law changes. The resulting decrease in income taxes has been excluded from net income attributable to BlackRock, Inc., as adjusted, as these items will not have a cash flow impact and to ensure comparability among periods presented.

Net income attributable to BlackRock, Inc., as adjusted

	Three Months Ended			Nine Months Ended
(Amounts in millions, except per share data)	September 30,		June 30,	September 30,
	2013	2012	2013	2013	2012
Net income attributable to BlackRock, Inc., GAAP basis	$730	$642	$729	$2,091	$1,768
Non-GAAP adjustments, net of tax:(d)
PNC LTIP funding obligation	6	3	6	17	10
Amount related to the Charitable Contribution	—	—	(13)	(13)	—
U.K. lease exit costs	—	(5)	—	—	(5)
Income tax changes	(64)	(30)	—	(64)	(30)

Net income attributable to BlackRock, Inc., as adjusted	$672	$610	$722	$2,031	$1,743

Allocation of net income, as adjusted, to common shares(e)	$672	$609	$722	$2,031	$1,741
Diluted weighted-average common shares outstanding(f)	173.4	175.5	173.9	174.0	179.0
Diluted earnings per common share, GAAP basis(f)	$4.21	$3.65	$4.19	$12.02	$9.87
Diluted earnings per common share, as adjusted(f)	$3.88	$3.47	$4.15	$11.67	$9.73

(d) For each period presented, the non-GAAP adjustments, including the PNC LTIP funding obligation and U.K. lease exit costs were tax effected at the respective blended rates applicable to the adjustments. The quarter ended June 30, 2013 and nine months ended September 30, 2013 also included a tax benefit of approximately $57 million related to the Charitable Contribution.

(e) For the three and nine months ended September 30, 2012, amounts exclude net income attributable to participating securities.

(f) Nonvoting participating preferred stock is considered to be a common stock equivalent for purposes of determining basic and diluted earnings per share calculations.

Forward-looking Statements

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in BlackRock’s Securities and Exchange Commission (“SEC”) reports and those identified elsewhere in this earnings release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) the impact of increased competition; (5) the impact of future acquisitions or divestitures; (6) the unfavorable resolution of legal proceedings; (7) the extent and timing of any share repurchases; (8) the impact, extent and timing of technological changes and the adequacy of intellectual property, information and cyber security protection; (9) the impact of legislative and regulatory actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or The PNC Financial Services Group, Inc. (“PNC”); (10) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (11) the ability to attract and retain highly talented professionals; (12) fluctuations in the carrying value of BlackRock’s economic investments; (13) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of the Company; (14) BlackRock’s success in maintaining the distribution of its products; (15) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (16) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

Performance Notes

Past performance is not indicative of future results. The performance information shown is based on preliminarily available data. The performance information for actively managed accounts shown reflects U.S. open-end and closed-end mutual funds and similar EMEA-based products with respect to peer median comparisons, and actively managed institutional and high net worth separate accounts and funds located globally with respect to benchmark comparisons, as determined using objectively based internal parameters, using the most current verified information available as of September 30, 2013 (August 31, 2013 for high net worth accounts).

Accounts terminated prior to September 30, 2013 are not included. In addition, accounts that have not been verified as of October 11, 2013 have not been included. If such terminated and other accounts had been included, the performance information may have substantially differed from that shown. The performance information does not include funds or accounts that are not measured against a benchmark, any benchmark-based alternatives product, private equity products, CDOs, or accounts managed by BlackRock’s Financial Markets Advisory Group. Comparisons are based on gross-of-fee performance for U.S. retail, institutional and high net worth separate accounts and EMEA institutional separate accounts and net-of-fee performance for EMEA based retail products. The performance tracking information for institutional index accounts is based on gross-of-fee performance as of September 30, 2013, and includes all institutional accounts and all iShares funds globally using an index strategy. AUM information is based on AUM for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund as of September 30, 2013.

Source of performance information and peer medians is BlackRock, Inc. and is based in part on data from Lipper Inc. for U.S. funds and Morningstar, Inc. for non-U.S. funds. Fund performance reflects the reinvestment of dividends and distributions, but does not reflect sales charges.